UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2020

FACEBANK GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1330 Avenue of the Americas, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212)- 672-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02	Unregistered Sales of Equity Securities.

On July 2, 2020, FaceBank Group, Inc., a Florida corporation (the “Company” or “FaceBank”), entered into a Purchase Agreement (the “Purchase Agreement”) with Credit Suisse Capital LLC (the “Investor”), pursuant to which the Company sold 2,162,163 shares (the “Purchased Shares”) of the Company’s common stock at a purchase price of $9.25 per share (the “Purchase Price”), for an aggregate purchase price of $20,000,007.75. There were no underwriting discounts or commissions.

The sale and issuance of the Purchased Shares were made in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act. The Company sold the Purchased Shares to an “accredited investor” as defined in Rule 501(a) of the Securities Act and did not engage in a general solicitation or advertising with respect to the issuance and sale of the Purchased Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACEBANK GROUP, INC.

Date: July 2, 2020	By:	/s/ Simone Nardi
	Name:	Simone Nardi
	Title:	Chief Financial Officer